The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION       August 7, 2008

Pricing Supplement dated August _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                   $
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer
                          Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General:                        This pricing supplement relates to Thirty-Six
                                (36) separate Reverse Convertible Notes
                                ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                         Royal Bank of Canada ("Royal Bank")

Issue:                          Senior Medium-Term Notes, Series C

Pricing Date:                   August 26, 2008

Issuance Date:                  August 29, 2008

Denominations:                  Minimum denomination of $1,000, and integral
                                multiples of $1,000 thereafter.

Deposit Currency                U.S. Dollars

Coupon Payment:                 Each coupon will be paid in equal monthly
                                payments. (30/360)

Coupon Payment Date (s):        The coupon will be paid on the last day of each
                                month, unless that day is not a business day, in which case the coupon payment date will be the first preceding day that is a business day.

Three Month Notes:

             Valuation Date:    November 24, 2008

              Maturity Date:    November 28, 2008

Six Month Notes:

             Valuation Date:    February 24, 2009

              Maturity Date:    February 27, 2009

Twelve Month Notes:

             Valuation Date:    August 26, 2009

              Maturity Date:    August 31, 2009

Reference Stock:

No.   Principal  Reference Stock                      Ticker   Coupon  Strike  Barrier    Term     Monitoring Method     CUSIP
---   ---------  ---------------                      ------   ------  ------  -------    ----     -----------------     -----
       Amount                                                   Rate   Price    Price
       ------                                                   ----   -----    -----
908     $[ ]     Apple Inc.                           AAPL     10.75%   $[ ]   75.00%   3 month  Close of Trading Day  78008GME9

909     $[ ]     Apple Inc.                           AAPL     16.00%   $[ ]   80.00%   3 month  Close of Trading Day  78008GMF6

910     $[ ]     Peabody Energy Corporation           BTU      18.50%   $[ ]   70.00%   3 month  Close of Trading Day  78008GMG4

911     $[ ]     Cal-Maine Foods, Inc.                CALM     23.55%   $[ ]   65.00%   3 month  Close of Trading Day  78008GMH2

912     $[ ]     Chesapeake Energy Corporation        CHK      15.00%   $[ ]   70.00%   3 month  Close of Trading Day  78008GMJ8

913     $[ ]     Canadian Natural Resources Ltd.      CNQ       9.75%   $[ ]   70.00%   3 month  Close of Trading Day  78008GMK5

914     $[ ]     Freeport-McMoRan Copper & Gold, Inc. FCX      17.00%   $[ ]   70.00%   3 month  Close of Trading Day  78008GML3

915     $[ ]     First Solar, Inc.                    FSLR     25.50%   $[ ]   75.00%   3 month  Close of Trading Day  78008GMN9

916     $[ ]     First Solar, Inc.                    FSLR     14.30%   $[ ]   65.00%   3 month  Close of Trading Day  78008GMP4

917     $[ ]     General Motors Corporation           GM       14.00%   $[ ]   60.00%   3 month  Close of Trading Day  78008GMQ2

918     $[ ]     Huntsman Corporation                 HUN      20.55%   $[ ]   60.00%   3 month  Close of Trading Day  78008GMR0

919     $[ ]     LDK Solar Company Ltd.               LDK      14.00%   $[ ]   60.00%   3 month  Close of Trading Day  78008GMS8

920     $[ ]     LIFE TIME FITNESS, Inc.              LTM      34.80%   $[ ]   80.00%   3 month  Close of Trading Day  78008GMT6

921     $[ ]     Petroleo Brasileiro S.A.             PBR      12.25%   $[ ]   80.00%   3 month  Close of Trading Day  78008GMU3

922     $[ ]     Companhia Vale do Rio Doce           RIO      16.00%   $[ ]   80.00%   3 month  Close of Trading Day  78008GMV1

923     $[ ]     Southwestern Energy Company          SWN      20.25%   $[ ]   70.00%   3 month  Close of Trading Day  78008GMW9

924     $[ ]     Target Corporation                   TGT      10.75%   $[ ]   75.00%   3 month  Close of Trading Day  78008GMX7

925     $[ ]     Titanium Metals Corporation          TIE      25.75%   $[ ]   70.00%   3 month  Close of Trading Day  78008GMY5

926     $[ ]     Terra Industries Inc.                TRA      15.25%   $[ ]   65.00%   3 month  Close of Trading Day  78008GMZ2

927     $[ ]     Wells Fargo & Company                WFC      26.00%   $[ ]   75.00%   3 month  Close of Trading Day  78008GNA6

928     $[ ]     Alcoa Inc.                           AA       13.25%   $[ ]   70.00%   6 month  Close of Trading Day  78008GNB4

929     $[ ]     Apple Inc.                           AAPL     12.90%   $[ ]   70.00%   6 month  Close of Trading Day  78008GNC2

930     $[ ]     American International Group, Inc.   AIG      21.25%   $[ ]   60.00%   6 month  Close of Trading Day  78008GND0

931     $[ ]     American Express Company             AXP      15.50%   $[ ]   70.00%   6 month  Close of Trading Day  78008GNE8

932     $[ ]     Peabody Energy Corporation           BTU      15.65%   $[ ]   60.00%   6 month  Close of Trading Day  78008GNF5

933     $[ ]     Chesapeake Energy Corporation        CHK      15.65%   $[ ]   60.00%   6 month  Close of Trading Day  78008GNH1

934     $[ ]     General Motors Corporation           GM       13.75%   $[ ]   50.00%   6 month  Close of Trading Day  78008GNJ7

935     $[ ]     LIFE TIME FITNESS, Inc.              LTM      26.75%   $[ ]   80.00%   6 month  Close of Trading Day  78008GNK4

936     $[ ]     Newell Rubbermaid Inc.               NWL      12.50%   $[ ]   75.00%   6 month  Close of Trading Day  78008GNL2

937     $[ ]     SunPower Corporation                 SPWR     22.00%   $[ ]   60.00%   6 month  Close of Trading Day  78008GNM0

938     $[ ]     Terex Corporation                    TEX      15.50%   $[ ]   70.00%   6 month  Close of Trading Day  78008GNN8

939     $[ ]     Archer-Daniels-Midland Company       ADM      11.00%   $[ ]   70.00%   12 month Close of Trading Day  78008GNP3

940     $[ ]     Peabody Energy Corporation           BTU      13.90%   $[ ]   60.00%   12 month Close of Trading Day  78008GNQ1

941     $[ ]     Chesapeake Energy Corporation        CHK      13.90%   $[ ]   60.00%   12 month Close of Trading Day  78008GNR9

942     $[ ]     The Dow Chemical Company             DOW       9.50%   $[ ]   75.00%   12 month Close of Trading Day  78008GNS7

943     $[ ]     PACCAR Inc                           PCAR     13.50%   $[ ]   70.00%   12 month Close of Trading Day  78008GNT5

Term:                           As set forth above

Initial Share Price:            The price of the Reference Stock on the Pricing
                                Date.

Final Share Price:              The price of the Reference Stock on the
                                Valuation Date.

Payment at Maturity (if held    For each $1,000 principal amount of the Notes,
to maturity):                   the investor will receive $1,000 plus any
                                accrued and unpaid interest at maturity unless:

                                (i)    the Final Stock Price is less than
                                       the Initial Stock Price; and

                                (ii)   (a) for notes subject to Intra-Day
                                       Monitoring, at any time during the
                                       Monitoring Period, the trading price of
                                       the Reference Stock is less than the
                                       Barrier Price, or

                                       (b) for notes subject to Close of Trading
                                       Day Monitoring, on any day during the
                                       Monitoring Period, the closing price of
                                       the Reference Stock is less than the
                                       Barrier Price.

                                If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:              From and excluding the Pricing Date to and
                                including the Valuation Date

Monitoring Method:              As set forth above

Physical Delivery Amount:       For each $1,000 principal amount, a number of
                                shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:               RBC Capital Markets Corporation (or one of its
                                affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:              The Bank of New York

Listing:                        None

Settlement:                     DTC global notes

Terms Incorporated In the       All of the terms appearing above the item
Master Note                     captioned "Secondary Market" on the cover page
                                of this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon#                                   100%                           %                             %
                                           %                             %                             %




                         RBC Capital Markets Corporation
                                 August _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                     If the closing         If the closing
                                  market price of the     market price of the
                                    Reference Stock        Reference Stock
                                  does not fall below      falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:     Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                      Hypothetical           Hypothetical          Amount as       Cash Delivery
       Hypothetical Final              Payment at             Payment at           Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a              n/a

            175.00%                     100.00%                100.00%                n/a              n/a

            150.00%                     100.00%                100.00%                n/a              n/a

            125.00%                     100.00%                100.00%                n/a              n/a

            100.00%                     100.00%                100.00%                n/a              n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GME9 (AAPL): _% of each stated interest payment (10.75% in total) will be treated as an interest payment and _% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMF6 (AAPL): _% of each stated interest payment (16.00% in total) will be treated as an interest payment and _% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMG4 (BTU): _% of each stated interest payment (18.50% in total) will be treated as an interest payment and _% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMH2 (CALM): _% of each stated interest payment (23.55% in total) will be treated as an interest payment and _% of each stated interest payment (23.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMJ8 (CHK): _% of each stated interest payment (15.00% in total) will be treated as an interest payment and _% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMK5 (CNQ): _% of each stated interest payment (9.75% in total) will be treated as an interest payment and _% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GML3 (FCX): _% of each stated interest payment (17.00% in total) will be treated as an interest payment and _% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMN9 (FSLR): _% of each stated interest payment (25.50% in total) will be treated as an interest payment and _% of each stated interest payment (25.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMP4 (FSLR): _% of each stated interest payment (14.30% in total) will be treated as an interest payment and _% of each stated interest payment (14.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMQ2 (GM): _% of each stated interest payment (14.00% in total) will be treated as an interest payment and _% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMR0 (HUN): _% of each stated interest payment (20.55% in total) will be treated as an interest payment and _% of each stated interest payment (20.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMS8 (LDK): _% of each stated interest payment (14.00% in total) will be treated as an interest payment and _% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMT6 (LTM): _% of each stated interest payment (34.80% in total) will be treated as an interest payment and _% of each stated interest payment (34.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMU3 (PBR): _% of each stated interest payment (12.25% in total) will be treated as an interest payment and _% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMV1 (RIO): _% of each stated interest payment (16.00% in total) will be treated as an interest payment and _% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMW9 (SWN): _% of each stated interest payment (20.25% in total) will be treated as an interest payment and _% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMX7 (TGT): _% of each stated interest payment (10.75% in total) will be treated as an interest payment and _% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMY5 (TIE): _% of each stated interest payment (25.75% in total) will be treated as an interest payment and _% of each stated interest payment (25.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMZ2 (TRA): _% of each stated interest payment (15.25% in total) will be treated as an interest payment and _% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNA6 (WFC): _% of each stated interest payment (26.00% in total) will be treated as an interest payment and _% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNB4 (AA): _% of each stated interest payment (13.25% in total) will be treated as an interest payment and _% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNC2 (AAPL): _% of each stated interest payment (12.90% in total) will be treated as an interest payment and _% of each stated interest payment (12.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GND0 (AIG): _% of each stated interest payment (21.25% in total) will be treated as an interest payment and _% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNE8 (AXP): _% of each stated interest payment (15.50% in total) will be treated as an interest payment and _% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNF5 (BTU): _% of each stated interest payment (15.65% in total) will be treated as an interest payment and _% of each stated interest payment (15.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNH1 (CHK): _% of each stated interest payment (15.65% in total) will be treated as an interest payment and _% of each stated interest payment (15.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNJ7 (GM): _% of each stated interest payment (13.75% in total) will be treated as an interest payment and _% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNK4 (LTM): _% of each stated interest payment (26.75% in total) will be treated as an interest payment and _% of each stated interest payment (26.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNL2 (NWL): _% of each stated interest payment (12.50% in total) will be treated as an interest payment and _% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNM0 (SPWR): _% of each stated interest payment (22.00% in total) will be treated as an interest payment and _% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNN8 (TEX): _% of each stated interest payment (15.50% in total) will be treated as an interest payment and _% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNP3 (ADM): _% of each stated interest payment (11.00% in total) will be treated as an interest payment and _% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNQ1 (BTU): _% of each stated interest payment (13.90% in total) will be treated as an interest payment and _% of each stated interest payment (13.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNR9 (CHK): _% of each stated interest payment (13.90% in total) will be treated as an interest payment and _% of each stated interest payment (13.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNS7 (DOW): _% of each stated interest payment (9.50% in total) will be treated as an interest payment and _% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNT5 (PCAR): _% of each stated interest payment (13.50% in total) will be treated as an interest payment and _% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. (Alcoa) is engaged in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all aspects of the industry, including technology, mining, refining, smelting, fabricating, and recycling. Alcoa's products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. Alcoa is a global company operating in 44 countries. In addition, Alcoa has investments and activities in Australia, Brazil, China, Iceland, Jamaica, Guinea, and Russia. Alcoa's operations consist of six worldwide segments: Alumina; Primary Metals; Flat-Rolled Products; Extruded and End Products; Engineered Solutions, and Packaging and Consumer. The Alumina segment primarily consists of a series of affiliated operating entities referred to as Alcoa World Alumina and Chemicals (AWAC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Archer-Daniels-Midland Company is engaged in procuring, transporting, storing, processing, and merchandising agricultural commodities and products. The Company's operations are classified into three business segments: Oilseeds Processing, Corn Processing, and Agricultural Services. The Company's remaining operations are aggregated and classified as Other. In January 2007, CSM nv acquired the activities of the Company. As of the fiscal year ended June 30, 2007 (fiscal
          2007), the Company operated 23 domestic wheat flour mills, a domestic bulgur plant, two domestic corn flour mills, two domestic milo mills, and 20 foreign flour mills with a total daily milling capacity of approximately 26,700 metric tons (1.0 million bushels). It also operates six bakery mix plants. In August 2008, the French malting group Malteurop bought the malting division of Archer Daniels Midland Company. Malteurop is controlled by the French farm cooperative group Champagne Cereales and ADM Malting.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's major product and service groupings are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. Through these operating segments, AIG provides insurance, financial and investment products and services to both businesses and individuals in more than 130 countries and jurisdictions. In September 2007, AIG announced that it has completed the merger of a wholly owned subsidiary of AIG with 21st Century Insurance Group (21st Century). Upon consummation of the merger, AIG acquired remaining 39.3% interest in 21st Century, which AIG did not previously own.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787

     o American Express Company (American Express) is a global payments and travel company. The Company's principal products and services are charge and credit payment card products, and travel-related services offered to consumers and businesses around the world. During the year ended December 31, 2007, the Company realigned its reportable operating segments into two: the Global Consumer Group and the Global Business-to-Business Group. Accordingly, U.S. Card Services and International Card Services were aligned within the Global Consumer Group, and Global Commercial Services (GCS) and Global Network & Merchant Services (GNMS) were aligned within the Global Business-to-Business Group. In February 2008, the Company announced that it has completed the sale of its international banking subsidiary, American Express Bank Ltd. (AEB), to Standard Chartered PLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Cal-Maine Foods, Inc. is the producer and marketer of shell eggs in the United States. The Company's primary business is the production, grading, packaging, marketing and distribution of shell eggs. The Company is also the producer and marketer of specialty shell eggs in the United States. Specialty shell eggs include reduced cholesterol, cage free and organic eggs. During the fiscal year ended June, 2, 2007 (fiscal 2007), specialty shell eggs represented approximately 15% of the Company's shell egg dollar sales. The Company also produces, markets and distributes private label specialty shell eggs to several customers. In July 2008, Cal-Maine Foods, Inc. completed the acquisition of the majority of the assets of Zephyr Egg Company, located in Zephyrhills, Florida.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-04892

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In July 2007, the Company announced the acquisition of Kerr-McGee Tower from Anadarko Petroleum Corporation and subsequent sale of the tower to SandRidge Energy, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Canadian Natural Resources Limited (Canadian Natural) is a Canada-based independent energy company engaged in the acquisition, exploration, development, production, marketing and sale of crude oil, natural gas liquids (NGLs), natural gas and bitumen production. The Company's conventional crude oil and natural gas operations are focused in North America, largely in Western Canada; the United Kingdom portion of the North Sea, and Cote d'Ivoire and Gabon, Offshore West Africa. Within Western Canada, Canadian Natural is developing its Horizon Oil Sands Project (the Horizon Project) in a series of staged development phases. The Horizon Project is designed to produce synthetic crude oil through bitumen mining and upgrading operations. On January 1, 2008, Ranger Oil (International) Ltd., 764968 Alberta Inc., CNR International (Norway) Limited, Renata Resources Inc. and the Company amalgamated under the name Canadian Natural Resources Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-12138

     o The Dow Chemical Company (Dow) is a diversified chemical company that offers a range of chemical, plastic and agricultural products and services. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. It services customers in approximately 160 countries, helping them to provide from fresh water, food and pharmaceuticals to paints, packaging and personal care. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,100 products. Dow operates in six segments: Performance Plastics, Performance Chemicals, Agricultural Sciences, Basic Plastics, Basic Chemicals, and Hydrocarbons and Energy. The Company is also engaged in the property and casualty insurance and reinsurance business primarily through its Liana Limited subsidiaries. In April 2008, The Dow Chemical Company announced that it has opened a silicone rubber plant in Zhangjiagang, in Jiangsu Province, China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03433

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o First Solar, Inc. designs and manufactures solar modules using a thin film semiconductor technology. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. It has long-term solar module supply contracts (the Long Term Supply Contracts) with 12 European project developers and system integrators. Its customers develops, owns and operates solar power plants or sells turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Huntsman Corporation (Huntsman) is a manufacturer of differentiated chemical products and inorganic chemical products. The Company operates in four segments: Polyurethanes, Materials and Effects, Performance Products and Pigments. Its products are used in a range of applications, including those in the adhesives, aerospace, automotive, construction products, durable and non-durable consumer products, electronics, medical, packaging, paints and coatings, power generation, refining, synthetic fiber, textile chemicals and dye industries. The Company's products include methyl diphenyl diisocyanate (MDI), amines, surfactants, epoxy-based polymer formulations, textile chemicals, dyes, maleic anhydride and titanium dioxide. On November 5, 2007, the Company completed the sale of its United States base chemicals business to Flint Hills Resources, a wholly owned subsidiary of Koch. On August 1, 2007, it completed the sale of its North American polymers business assets to Flint Hills Resources.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32427

     o LDK Solar Co., Ltd. (LDK Solar) is a manufacturer of multicrystalline solar wafers. Solar wafers are the principal raw material used to produce solar cells, which are devices capable of converting sunlight into electricity. The Company sells multicrystalline wafers globally to manufacturers of photovoltaic products, including solar cells and solar modules. It produces and sells multicrystalline solar wafers between 180 and 220 microns in thickness. In addition, LDK Solar provides wafer processing services to monocrystalline and multicrystalline solar cell and module manufacturers. LDK Solar manufactures multicrystalline ingots from polysilicon feedstock in its directional solidification system furnaces (DSS) furnaces, as an interim step in producing wafers. In addition to using solar-grade virgin polysilicon, the Company also uses other polysilicon materials from various sources in its ingot manufacturing process. LDK Solar uses all of its ingots for production of its own wafers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33464

     o Life Time Fitness, Inc. operates multi-use sports and athletic, professional fitness, family recreation and resort and spa centers under the LIFE TIME FITNESS brand. It designs, develops and operates its own centers. As of February 29, 2008, the Company operated 71 centers and one satellite center primarily in residential locations across 16 states. Most Life Time Fitness centers offer 24-hour access to a selection of amenities and services, including more than 400 pieces of cardio, resistance and free-weight training equipment. These amenities include multiple group fitness studios with free classes, educational seminars and fitness assessments, a selection of adult and youth programs and activities, athletic events, multiple basketball courts, squash and/or racquetball courts and rock climbing walls. In September 2007, the Company acquired the White Bear Racquet & Swim club in White Bear Lake, Minnesota.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32230

     o Newell Rubbermaid Inc. (Newell Rubbermaid) is a global manufacturer and marketer of consumer and commercial products. The Company's portfolio of brands includes Sharpie, Paper Mate, Dymo, Expo, Waterman, Parker, Rolodex, Irwin , Lenox, BernzOmatic, Rubbermaid, Levolor, Graco, Calphalon and Goody. The Company's multi-product offering consists of consumer and commercial products in four business segments: Cleaning, Organization & Decor; Office Products; Tools & Hardware, and Home & Family. On July 1, 2007, the Company acquired PSI Systems, Inc. (Endicia), provider of Endicia Internet Postage. During the years ended December 31, 2006 and December 31, 2007, Newell Rubbermaid divested its European Cookware, Little Tikes and Home Decor Europe businesses. In April 2008, Newell Rubbermaid completed the acquisition of Technical Concepts Holdings, LLC and also substantially completed the acquisition of Aprica Childcare Institute Aprica Kassai, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09608

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o PACCAR Inc operates through two segments: design, manufacture and distribution of light-, medium- and heavy-duty trucks and related aftermarket distribution of parts, and finance and leasing services provided to customers and dealers. The Company's finance and leasing activities are principally related to Company products and associated equipment. Other manufactured products include industrial winches.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14817

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o SunPower Corporation (SunPower) is a vertically integrated solar products and services company that designs, manufactures and markets high-performance solar electric power technologies. Its solar power products are sold through its components business segment, or its components segment. In January 2007, it acquired PowerLight Corporation PowerLight, known as SunPower Corporation, Systems (SP Systems), which developed, engineered, manufactured and delivered large-scale solar power systems. These activities are performed by its systems business segment, or its systems segment. Its solar power systems, which generate electric energy, integrate solar cells and panels manufactured by it, as well as other suppliers. It operates in two segments: components segment and Systems segments. On January 8, 2008, the Company completed the acquisition of Solar Solutions, a solar systems integration and product distribution company based in Faenza, Italy.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51593

     o Southwestern Energy Company is an independent energy company primarily engaged in the exploration for and production of natural gas within the United States. The Company also focuses on creating and capturing additional value through its natural gas gathering and marketing businesses, which it refers to as its Midstream Services. During the year ended December 31, 2007, the Company operated principally in three segments: Exploration and Production (E&P), Midstream Services and Natural Gas Distribution. In July 2008, the Company announced that it had closed the sale of its utility, Arkansas Western Gas Company, to SourceGas, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246

     o Terex Corporation (Terex) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. The Company operates in five segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining and Terex Roadbuilding, Utility Products and Other. In November 2007, it acquired Superior Highwall Miners, Inc. (SHM). In December 2007, it acquired a controlling share of its ongoing joint venture, Terex Vectra Equipment, which builds loader-backhoes, skid steer loaders and compaction rollers at a facility occupying 36 acres in Greater Noida, Utter Pradesh, India. On January 8, 2008, it acquired Phoenix Equipment. In March 2008, the Company acquired A.S.V., Inc. A.S.V., Inc. became part of the Terex Construction segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10702

     o Target Corporation (Target) operates general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company offers both everyday essentials and fashionable differentiated merchandise. Target's credit card operations represent an integral component of its core retail business. The Company also operates a fully integrated online business, Target.com. It operates Target general merchandise stores with a range of general merchandise and a limited assortment of food items, as well as SuperTarget stores with a line of food and general merchandise items. Target.com offers a range of general merchandise, including many items found in its stores and a complementary assortment, such as extended sizes and colors, sold only online. As of February 2, 2008, the Company had 1,591 retail stores. As of May 3, 2008, Target opened 26 new stores, including 14 general merchandise stores and eight SuperTarget stores.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06049

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368

     o Terra Industries Inc. (Terra) is a producer and marketer of nitrogen products, serving agricultural and industrial markets. The Company's business is organized into two segments: Nitrogen Products and Methanol. The Nitrogen Products business produces and distributes ammonia, urea, urea ammonium nitrate solutions, ammonium nitrate and other nitrogen products to agricultural and industrial users. The Methanol business manufactures methanol, which is principally used as a raw material in the production of a variety of chemical derivatives, and in the production of methyl tertiary butyl ether (MTBE). Terra owns a 75.3% interest in Terra Nitrogen Company, L.P. (TNCLP), which, through its subsidiary, Terra Nitrogen, Limited Partnership, operates Terra's manufacturing facility at Verdigris, Oklahoma. The Company is the sole general partner and the majority limited partner of TNCLP. On September 14, 2007, the Company formed GrowHow UK Limited, a joint venture with Kemira GrowHow Oyj.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08520

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon,

          South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first two quarters of 2008, as well as for the period from July 1, 2008 through August 6, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc. (AA)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               32.29                      28.01                     30.39
   4/1/2005           6/30/2005               31.8                       25.91                     26.13
   7/1/2005           9/30/2005               29.98                      23.81                     24.42
  10/1/2005          12/30/2005               29.84                      22.28                     29.57

   1/1/2006           3/31/2006               32.2                       28.39                     30.56
   4/1/2006           6/30/2006               36.96                      28.55                     32.36
   7/1/2006           9/29/2006               34                         26.6                      28.04
  9/30/2006          12/29/2006               31.33                      26.39                     30.01

   1/1/2007           3/30/2007               36.05                      28.09                     33.9
  3/31/2007           6/29/2007               42.9                       33.63                     40.53
  6/30/2007           9/28/2007               48.77                      30.25                     39.12
  9/29/2007          12/31/2007               40.7                       33.22                     36.55

   1/1/2008           3/31/2008               39.67                      26.69                     36.06
   4/1/2008           6/30/2008               44.77                      33.65                     35.62
   7/1/2008            8/6/2008               35.66                      30.69                     32.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc. (AAPL)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               45.44                      31.3                      41.67
   4/1/2005           6/30/2005               44.45                      33.11                     36.81
   7/1/2005           9/30/2005               54.56                      36.29                     53.61
  10/1/2005          12/30/2005               75.46                      47.87                     71.89

   1/1/2006           3/31/2006               86.4                       57.67                     62.72
   4/1/2006           6/30/2006               73.8                       55.41                     57.27
   7/1/2006           9/29/2006               77.78                      50.16                     76.98
  9/30/2006          12/29/2006               93.159                     72.6                      84.84

   1/1/2007           3/30/2007               97.8                       81.9                      92.91
  3/31/2007           6/29/2007              127.61                      89.6                     122.04
  6/30/2007           9/28/2007              155                        111.62                    153.47
  9/29/2007          12/31/2007              202.96                     150.63                    198.08

   1/1/2008           3/31/2008              200.26                     115.44                    143.5
   4/1/2008           6/30/2008              192.24                     143.61                    167.44
   7/1/2008            8/6/2008              180.91                     146.53                    164.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Archer-Daniels-Midland Company (ADM)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               25.37                      21.35                     24.58
   4/1/2005           6/30/2005               25.3                       17.5                      21.38
   7/1/2005           9/30/2005               24.75                      19.75                     24.66
  10/1/2005          12/30/2005               25.55                      23                        24.66

   1/1/2006           3/31/2006               35.5                       24.05                     33.65
   4/1/2006           6/30/2006               46.71                      34.6                      41.28
   7/1/2006           9/29/2006               45.05                      36.44                     37.88
  9/30/2006          12/29/2006               40                         31.2                      31.96

   1/1/2007           3/30/2007               37.84                      30.2                      36.7
  3/31/2007           6/29/2007               39.65                      32.05                     33.09
  6/30/2007           9/28/2007               37.02                      31.28                     33.08
  9/29/2007          12/31/2007               47.33                      32.43                     46.43

   1/1/2008           3/31/2008               47.18                      38.11                     41.16
   4/1/2008           6/30/2008               48.95                      31.65                     33.75
   7/1/2008            8/6/2008               33.91                      25.4                      27.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                    American International Group, Inc. (AIG)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               73.46                      54.18                     55.41
   4/1/2005           6/30/2005               58.94                      49.91                     58.1
   7/1/2005           9/30/2005               63.73                      58                        61.96
  10/1/2005          12/30/2005               69.4                       60.93                     68.23

   1/1/2006           3/31/2006               71.09                      64.67                     66.09
   4/1/2006           6/30/2006               66.71                      58.54                     59.05
   7/1/2006           9/29/2006               66.8                       57.52                     66.26
  9/30/2006          12/29/2006               72.97                      65.84                     71.66

   1/1/2007           3/30/2007               72.45                      65.38                     67.22
  3/31/2007           6/29/2007               72.97                      66.15                     70.03
  6/30/2007           9/28/2007               70.69                      60                        67.65
  9/29/2007          12/31/2007               70.13                      50.86                     58.3

   1/1/2008           3/31/2008               59.42                      38.5                      43.25
   4/1/2008           6/30/2008               49.5                       26.37                     26.46
   7/1/2008            8/6/2008               31.09                      19.73                     29.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         American Express Company (AXP)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               50.7965                    43.7762                   44.9666
   4/1/2005           6/30/2005               48.7569                    43.3385                   46.5948
   7/1/2005           9/30/2005               52.0832                    45.7807                   50.28
  10/1/2005          12/30/2005               53.06                      46.59                     51.46

   1/1/2006           3/31/2006               55                         51.05                     52.55
   4/1/2006           6/30/2006               54.91                      50.92                     53.22
   7/1/2006           9/29/2006               56.19                      49.73                     56.08
  9/30/2006          12/29/2006               62.5                       55                        60.67

   1/1/2007           3/30/2007               61.9                       53.91                     56.4
  3/31/2007           6/29/2007               65.24                      55.34                     61.18
  6/30/2007           9/28/2007               65.89                      55.5                      59.37
  9/29/2007          12/31/2007               63.63                      50.37                     52.02

   1/1/2008           3/31/2008               52.32                      39.5                      43.72
   4/1/2008           6/30/2008               52.63                      37.61                     37.67
   7/1/2008            8/6/2008               42.5                       35.1                      37.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Peabody Energy Corporation (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               23.8459                    17.2009                   21.7019
   4/1/2005           6/30/2005               26.4252                    18.4204                   24.3608
   7/1/2005           9/30/2005               40.2814                    24.3467                   39.4856
  10/1/2005          12/30/2005               40.7027                    32.9695                   38.5822

   1/1/2006           3/31/2006               49.185                     38.6056                   47.1955
   4/1/2006           6/30/2006               71.4252                    43.8251                   52.195
   7/1/2006           9/29/2006               56.0804                    30.8395                   34.4347
  9/30/2006          12/29/2006               45.4916                    31.8787                   37.8332

   1/1/2007           3/30/2007               41.756                     33.8916                   37.674
  3/31/2007           6/29/2007               52.2044                    37.4119                   45.295
  6/30/2007           9/28/2007               47.7385                    35.9701                   44.8175
  9/29/2007          12/31/2007               62.55                      44.4898                   61.64

   1/1/2008           3/31/2008               63.97                      42.05                     51
   4/1/2008           6/30/2008               88.69                      49.38                     88.05
   7/1/2008            8/6/2008               88.39                      56.7                      62.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Cal-Maine Foods, Inc. (CALM)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               12.84                       7.37                      7.86
   4/1/2005           6/30/2005                8.29                       5.55                      6.05
   7/1/2005           9/30/2005                7.01                       5.8                       6.3
  10/1/2005          12/30/2005                7.44                       5.75                      6.79

   1/1/2006           3/31/2006                7.9                        6.03                      7.27
   4/1/2006           6/30/2006                7.75                       6.55                      6.87
   7/1/2006           9/29/2006                7.58                       6.29                      6.63
  9/30/2006          12/29/2006                8.94                       6.14                      8.58

   1/1/2007           3/30/2007               14.49                       8.3                      13.45
  3/31/2007           6/29/2007               16.78                      11.6                      16.38
  6/30/2007           9/28/2007               25.63                      13.88                     25.24
  9/29/2007          12/31/2007               31.45                      21.04                     26.53

   1/1/2008           3/31/2008               40.75                      20.75                     33.38
   4/1/2008           6/30/2008               35.33                      26.6                      32.99
   7/1/2008            8/6/2008               44.1                       31.01                     43.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Chesapeake Energy Corporation (CHK)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               23.65                      15.06                     21.94
   4/1/2005           6/30/2005               24                         17.74                     22.8
   7/1/2005           9/30/2005               38.98                      22.9                      38.25
  10/1/2005          12/30/2005               40.2                       26.59                     31.73

   1/1/2006           3/31/2006               35.57                      27.75                     31.41
   4/1/2006           6/30/2006               33.79                      26.81                     30.25
   7/1/2006           9/29/2006               33.76                      28.06                     28.98
  9/30/2006          12/29/2006               34.27                      27.9                      29.05

   1/1/2007           3/30/2007               31.83                      27.27                     30.88
  3/31/2007           6/29/2007               37.75                      30.88                     34.6
  6/30/2007           9/28/2007               37.55                      31.38                     35.26
  9/29/2007          12/31/2007               41.19                      34.9                      39.2

   1/1/2008           3/31/2008               49.87                      34.42                     46.15
   4/1/2008           6/30/2008               68.1                       45.25                     65.96
   7/1/2008            8/6/2008               74                         43.79                     46.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Canadian Natural Resources Ltd. (CNQ)
                                (Jul-00 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               30.37                      19.74                     28.41
   4/1/2005           6/30/2005               38.08                      24.48                     36.38
   7/1/2005           9/30/2005               50.73                      36.6                      45.19
  10/1/2005          12/30/2005               54.05                      36.64                     49.62

   1/1/2006           3/31/2006               64.38                      49.62                     55.39
   4/1/2006           6/30/2006               63.93                      45.67                     55.38
   7/1/2006           9/29/2006               56.68                      42.38                     45.58
  9/30/2006          12/29/2006               55.48                      40.29                     53.23

   1/1/2007           3/30/2007               56.62                      44.56                     55.19
  3/31/2007           6/29/2007               69.97                      55.07                     66.35
  6/30/2007           9/28/2007               78.9                       60.7                      75.75
  9/29/2007          12/31/2007               87.17                      63.52                     73.14

   1/1/2008           3/31/2008               78.43                      57.07                     68.26
   4/1/2008           6/30/2008              109.32                      66.21                    100.25
   7/1/2008            8/6/2008              103.4                       70.75                     75.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         The Dow Chemical Company (DOW)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               56.75                      47.55                     49.85
   4/1/2005           6/30/2005               50.49                      42.88                     44.53
   7/1/2005           9/30/2005               49.45                      40.18                     41.67
  10/1/2005          12/30/2005               47.21                      40.55                     43.82

   1/1/2006           3/31/2006               45.15                      40.26                     40.6
   4/1/2006           6/30/2006               43.1                       37.01                     39.03
   7/1/2006           9/29/2006               39.98                      33                        38.98
  9/30/2006          12/29/2006               41.55                      38.13                     39.9

   1/1/2007           3/30/2007               47.26                      39.02                     45.86
  3/31/2007           6/29/2007               47.6                       43.71                     44.22
  6/30/2007           9/28/2007               47.96                      38.89                     43.06
  9/29/2007          12/31/2007               47.43                      39.2                      39.42

   1/1/2008           3/31/2008               40.04                      33.01                     36.85
   4/1/2008           6/30/2008               43.426                     34.3                      34.91
   7/1/2008            8/6/2008               35.36                      30.84                     33.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Freeport-McMoRan Copper & Gold, Inc. (FCX)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               43.9                       35.12                     39.61
   4/1/2005           6/30/2005               40.31                      31.52                     37.44
   7/1/2005           9/30/2005               49.48                      37.12                     48.59
  10/1/2005          12/30/2005               56.35                      43.41                     53.8

   1/1/2006           3/31/2006               65                         47.11                     59.77
   4/1/2006           6/30/2006               72.2                       43.1                      55.41
   7/1/2006           9/29/2006               62.29                      47.58                     53.26
  9/30/2006          12/29/2006               63.7                       47.6                      55.73

   1/1/2007           3/30/2007               67.19                      48.85                     66.19
  3/31/2007           6/29/2007               85.5                       65.62                     82.82
  6/30/2007           9/28/2007              110.6                       67.07                    104.89
  9/29/2007          12/31/2007              120.2                       85.71                    102.44

   1/1/2008           3/31/2008              107.37                      68.96                     96.22
   4/1/2008           6/30/2008              127.24                      93                       117.19
   7/1/2008            8/6/2008              117.11                      75.81                     87.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            First Solar, Inc. (FSLR)
                                (Nov-06 - Nov-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005          12/29/2006               30                         20                        29.84

   1/1/2007           3/30/2007               59.88                      27.54                     52.01
  3/31/2007           6/29/2007               91.1                       52.08                     89.29
  6/30/2007           9/28/2007              123.21                      74.77                    117.7399
  9/29/2007          12/31/2007              283                        119.91                    267.14

   1/1/2008           3/31/2008              272.7899                   143.3101                  231.14
   4/1/2008           6/30/2008              317                        232.2                     272.82
   7/1/2008            8/6/2008              301.3                      234                       269


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         General Motors Corporation (GM)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               40.8                       27.98                     29.39
   4/1/2005           6/30/2005               36.65                      24.67                     34
   7/1/2005           9/30/2005               37.7                       30.21                     30.61
  10/1/2005          12/30/2005               31.5                       18.33                     19.42

   1/1/2006           3/31/2006               24.6                       18.47                     21.27
   4/1/2006           6/30/2006               30.56                      19                        29.79
   7/1/2006           9/29/2006               33.64                      27.12                     33.26
  9/30/2006          12/29/2006               36.56                      28.49                     30.72

   1/1/2007           3/30/2007               37.24                      28.81                     30.64
  3/31/2007           6/29/2007               38.66                      28.86                     37.8
  6/30/2007           9/28/2007               38.27                      29.1                      36.7
  9/29/2007          12/31/2007               43.2                       24.5                      24.89

   1/1/2008           3/31/2008               29.28                      17.47                     19.05
   4/1/2008           6/30/2008               24.24                      10.57                     11.5
   7/1/2008            8/6/2008               16.345                      8.81                     10.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Huntsman Corporation (HUM)
                                (Feb-05 - Feb-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               30                         22                        23.32
   4/1/2005           6/30/2005               23.78                      18.15                     20.27
   7/1/2005           9/30/2005               24.44                      16.5                      19.55
  10/1/2005          12/30/2005               20.5                       17.03                     17.22

   1/1/2006           3/31/2006               23.689                     16.99                     19.3
   4/1/2006           6/30/2006               19.98                      16.3                      17.32
   7/1/2006           9/29/2006               18.86                      15.62                     18.2
  9/30/2006          12/29/2006               19.24                      16.72                     18.97

   1/1/2007           3/30/2007               21.92                      18.74                     19.09
  3/31/2007           6/29/2007               24.39                      18.39                     24.31
  6/30/2007           9/28/2007               28.4                       22.24                     26.49
  9/29/2007          12/31/2007               28.26                      23.6                      25.7

   1/1/2008           3/31/2008               25.71                      22.34                     23.55
   4/1/2008           6/30/2008               23.95                       9.76                     11.4
   7/1/2008            8/6/2008               14.70                       9.90                     14.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          LDK Solar Company Ltd. (LDK)
                                (May-07 - May-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           6/29/2007               32.5                       22.27                     31.3

  6/30/2007           9/28/2007               76.75                      31.57                     68.9
  9/29/2007          12/31/2007               75.652                     26.15                     47.01

   1/1/2008           3/31/2008               51.6                       19.64                     27
   4/1/2008           6/30/2008               47.81                      27.2                      37.88
   7/1/2008            8/6/2008               39.65                      29.72                     32.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          LIFE TIME FITNESS, Inc. (LTM)
                                (Jun-04 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               27.16                      23.82                     26.98
   4/1/2005           6/30/2005               33.99                      24.73                     32.81
   7/1/2005           9/30/2005               37                         31.38                     33.14
  10/1/2005          12/30/2005               40.7                       30.93                     38.09

   1/1/2006           3/31/2006               47.13                      37.17                     46.85
   4/1/2006           6/30/2006               48.92                      40.56                     46.27
   7/1/2006           9/29/2006               47.9                       41.15                     46.29
  9/30/2006          12/29/2006               53.04                      45.81                     48.51

   1/1/2007           3/30/2007               54.92                      46.47                     51.41
  3/31/2007           6/29/2007               55.4                       49.29                     53.23
  6/30/2007           9/28/2007               63.9                       50.26                     61.34
  9/29/2007          12/31/2007               65.09                      45.89                     49.68

   1/1/2008           3/31/2008               50.28                      25.64                     31.21
   4/1/2008           6/30/2008               41.04                      28.12                     29.55
   7/1/2008            8/6/2008               38.5                       27.16                     33.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Newell Rubbermaid Inc. (NWL)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               24.55                      20.6                      21.94
   4/1/2005           6/30/2005               24.06                      20.5                      23.84
   7/1/2005           9/30/2005               25.69                      21.66                     22.65
  10/1/2005          12/30/2005               24.49                      21.54                     23.78

   1/1/2006           3/31/2006               26.35                      23.25                     25.19
   4/1/2006           6/30/2006               28.63                      24.3516                   25.83
   7/1/2006           9/29/2006               29.25                      24.04                     28.32
  9/30/2006          12/29/2006               29.98                      27.75                     28.95

   1/1/2007           3/30/2007               32                         28.66                     31.09
  3/31/2007           6/29/2007               32.19                      28.8                      29.43
  6/30/2007           9/28/2007               29.88                      24.22                     28.82
  9/29/2007          12/31/2007               29.5                       24.69                     25.88

   1/1/2008           3/31/2008               25.94                      21.24                     22.87
   4/1/2008           6/30/2008               24.08                      16.68                     16.79
   7/1/2008            8/6/2008               18.23                      14.89                     18.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               12.55                       9.3025                   11.045
   4/1/2005           6/30/2005               13.3175                    10.04                     13.0325
   7/1/2005           9/30/2005               18.55                      12.3375                   17.8725
  10/1/2005          12/30/2005               18.4868                    14.5075                   17.8175

   1/1/2006           3/31/2006               23.7425                    18.165                    21.6675
   4/1/2006           6/30/2006               26.8625                    17.25                     22.3275
   7/1/2006           9/29/2006               24.0925                    18.445                    20.9575
  9/30/2006          12/29/2006               25.7475                    19.3125                   25.7475

   1/1/2007           3/30/2007               25.955                     20.69                     24.8775
  3/31/2007           6/29/2007               31.1825                    24.63                     30.3175
  6/30/2007           9/28/2007               38.56                      24.375                    37.75
  9/29/2007          12/31/2007               59.58                      36.425                    57.62

   1/1/2008           3/31/2008               62.74                      44.345                    51.055
   4/1/2008           6/30/2008               77.61                      50.465                    70.83
   7/1/2008            8/6/2008               71.77                      49.52                     51.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                PACCAR Inc (PCAR)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               36.1689                    30.4444                   32.1733
   4/1/2005           6/30/2005               32.9067                    28.3733                   30.2222
   7/1/2005           9/30/2005               34.0489                    29.4267                   30.1733
  10/1/2005          12/30/2005               32.7067                    28.1333                   30.7689

   1/1/2006           3/31/2006               33.3644                    30.1244                   31.3244
   4/1/2006           6/30/2006               36.84                      30.9067                   36.6133
   7/1/2006           9/29/2006               39.2667                    33.9333                   38.0133
  9/30/2006          12/29/2006               46.1667                    37.7867                   43.2667

   1/1/2007           3/30/2007               52.1533                    42.1533                   48.9333
  3/31/2007           6/29/2007               61.5267                    48.4867                   58.0267
  6/30/2007           9/28/2007               65.7533                    48.02                     56.8333
  9/29/2007          12/31/2007               58.9467                    46.15                     54.48

   1/1/2008           3/31/2008               55.54                      41.1375                   45
   4/1/2008           6/30/2008               53.81                      41.36                     41.83
   7/1/2008            8/6/2008               45.95                      38.71                     42.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Companhia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005                9.1525                     6.3575                    7.9025
   4/1/2005           6/30/2005                8.25                       6.255                     7.32
   7/1/2005           9/30/2005               11.23                       7.275                    10.965
  10/1/2005          12/30/2005               11.4875                     9.1738                   10.285

   1/1/2006           3/31/2006               12.8975                    10.395                    12.1325
   4/1/2006           6/30/2006               14.55                       9.815                    12.02
   7/1/2006           9/29/2006               12.27                       9.58                     10.78
  9/30/2006          12/29/2006               15.23                      10.34                     14.87

   1/1/2007           3/30/2007               19.025                     13.53                     18.495
  3/31/2007           6/29/2007               23.855                     18.435                    22.275
  6/30/2007           9/28/2007               34.61                      17                        33.93
  9/29/2007          12/31/2007               38.32                      29.9                      32.67

   1/1/2008           3/31/2008               37.54                      24                        34.64
   4/1/2008           6/30/2008               44.15                      34                        35.82
   7/1/2008            8/6/2008               35.01                      25.64                     26.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           SunPower Corporation (SPWR)
                                (Nov-05 - Nov-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005          12/30/2005               34.75                      18                        33.99

   1/1/2006           3/31/2006               45.09                      29.08                     38.16
   4/1/2006           6/30/2006               42                         24.6                      28.02
   7/1/2006           9/29/2006               34.25                      23.75                     27.74
  9/30/2006          12/29/2006               40                         26.35                     37.17

   1/1/2007           3/30/2007               48.11                      35.4                      45.5
  3/31/2007           6/29/2007               65.55                      45.84                     63.05
  6/30/2007           9/28/2007               86.93                      59.64                     82.82
  9/29/2007          12/31/2007              164.49                      81.5                     130.39

   1/1/2008           3/31/2008              134.34                      53.18                     74.51
   4/1/2008           6/30/2008              100.02                      70.76                     71.98
   7/1/2008            8/6/2008               81.7                       59.75                     75.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Southwestern Energy Corporation (SWN)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005                7.885                      5.5113                    7.095
   4/1/2005           6/30/2005               11.9325                     6.7188                   11.745
   7/1/2005           9/30/2005               18.72                      12                        18.35
  10/1/2005          12/30/2005               20.9                       15.5775                   17.97

   1/1/2006           3/31/2006               22.14                      14.435                    16.095
   4/1/2006           6/30/2006               20.585                     11.83                     15.58
   7/1/2006           9/29/2006               19.5                       13.875                    14.935
  9/30/2006          12/29/2006               21.48                      13.615                    17.525

   1/1/2007           3/30/2007               20.82                      15.57                     20.49
  3/31/2007           6/29/2007               25.26                      20.375                    22.25
  6/30/2007           9/28/2007               23.225                     17.835                    20.925
  9/29/2007          12/31/2007               28.5                       20.85                     27.86

   1/1/2008           3/31/2008               35.925                     23.77                     33.69
   4/1/2008           6/30/2008               50                         32.96                     47.61
   7/1/2008            8/6/2008               52.69                      31.19                     34.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Terex Corporation (TEX)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               24.505                     18.82                     21.65
   4/1/2005           6/30/2005               21.995                     17.92                     19.7
   7/1/2005           9/30/2005               26.125                     19.565                    24.715
  10/1/2005          12/30/2005               31.215                     24.525                    29.7

   1/1/2006           3/31/2006               40.825                     29.575                    39.62
   4/1/2006           6/30/2006               51.57                      37.55                     49.35
   7/1/2006           9/29/2006               50.89                      37.69                     45.22
  9/30/2006          12/29/2006               66.52                      45.11                     64.58

   1/1/2007           3/30/2007               73.25                      54.75                     71.76
  3/31/2007           6/29/2007               86.99                      70.6                      81.3
  6/30/2007           9/28/2007               96.94                      66.24                     89.02
  9/29/2007          12/31/2007               90.75                      56.2                      65.57

   1/1/2008           3/31/2008               72.15                      46.5                      62.5
   4/1/2008           6/30/2008               76.25                      50.46                     51.37
   7/1/2008            8/6/2008               53.25                      41.55                     46.61


             PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Target Corporation (TGT)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               53.26                      47.75                     50.02
   4/1/2005           6/30/2005               56.24                      45.55                     54.41
   7/1/2005           9/30/2005               60                         49.89                     51.93
  10/1/2005          12/30/2005               59.29                      50.77                     54.97

   1/1/2006           3/31/2006               55.89                      51.9                      52.01
   4/1/2006           6/30/2006               55.13                      47.26                     48.87
   7/1/2006           9/29/2006               56.67                      44.7                      55.25
  9/30/2006          12/29/2006               60.34                      54.6                      57.05

   1/1/2007           3/30/2007               64.74                      56.61                     59.26
  3/31/2007           6/29/2007               65.07                      56.8                      63.6
  6/30/2007           9/28/2007               70.75                      56.06                     63.57
  9/29/2007          12/31/2007               68.5                       48.85                     50

   1/1/2008           3/31/2008               57.32                      47.01                     50.68
   4/1/2008           6/30/2008               55.72                      46.34                     46.49
   7/1/2008            8/6/2008               49.25                      42.32                     48.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Titanium Metals Corporation (TIE)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005                5.0625                     2.9125                    4.5
   4/1/2005           6/30/2005                7.1875                     3.8775                    7.0988
   7/1/2005           9/30/2005               10.6                        6.1575                    9.89
  10/1/2005          12/30/2005               19.86                       8.5625                   15.815

   1/1/2006           3/31/2006               25.92                      15.9575                   24.275
   4/1/2006           6/30/2006               47.625                     24.5                      34.38
   7/1/2006           9/29/2006               34.88                      22.77                     25.28
  9/30/2006          12/29/2006               33.92                      23.2                      29.51

   1/1/2007           3/30/2007               38.85                      27.74                     35.88
  3/31/2007           6/29/2007               39.8                       30.3                      31.9
  6/30/2007           9/28/2007               35.32                      25.75                     33.56
  9/29/2007          12/31/2007               36.5                       25.26                     26.45

   1/1/2008           3/31/2008               26.7925                    13.05                     15.05
   4/1/2008           6/30/2008               19.65                      13.33                     13.99
   7/1/2008            8/6/2008               15                          9.8                      11.40


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Terra Industries Inc. (TRA)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-         Period-End            High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005                9.27                       7.288                     7.76
   4/1/2005           6/30/2005                7.88                       6.27                      6.81
   7/1/2005           9/30/2005                8.59                       6.1                       6.65
  10/1/2005          12/30/2005                6.65                       4.87                      5.6

   1/1/2006           3/31/2006                7.4                        5.45                      7.05
   4/1/2006           6/30/2006                9.19                       5.93                      6.37
   7/1/2006           9/29/2006                7.99                       6.07                      7.71
  9/30/2006          12/29/2006               12.4                        7.8                      11.98

   1/1/2007           3/30/2007               18.93                      11.08                     17.5
  3/31/2007           6/29/2007               25.9                       17.01                     25.42
  6/30/2007           9/28/2007               32.25                      17.69                     31.26
  9/29/2007          12/31/2007               51.15                      27.13                     47.76

   1/1/2008           3/31/2008               53.48                      33.8                      35.53
   4/1/2008           6/30/2008               56.25                      33.85                     49.35
   7/1/2008            8/6/2008               57.64                      41.25                     47.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Wells Fargo & Company (WFC)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the                Price of the              Price of the
                                        Reference Stock in          Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2005           3/31/2005               31.375                     29.075                    29.9
   4/1/2005           6/30/2005               31.11                      28.885                    30.79
   7/1/2005           9/30/2005               31.435                     29                        29.285
  10/1/2005          12/30/2005               32.35                      28.81                     31.415

   1/1/2006           3/31/2006               32.755                     30.31                     31.935
   4/1/2006           6/30/2006               34.855                     31.9                      33.54
   7/1/2006           9/29/2006               36.89                      33.355                    36.18
  9/30/2006          12/29/2006               36.99                      34.9                      35.56

   1/1/2007           3/30/2007               36.64                      33.01                     34.43
  3/31/2007           6/29/2007               36.49                      33.93                     35.17
  6/30/2007           9/28/2007               37.99                      32.66                     35.62
  9/29/2007          12/31/2007               37.78                      29.29                     30.19

   1/1/2008           3/31/2008               34.56                      24.38                     29.1
   4/1/2008           6/30/2008               32.4                       23.46                     23.75
   7/1/2008            8/6/2008               31.97                      20.46                     30.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about August 29, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 August _, 2008